UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           Date of Report: May 9, 2007
                   Date of Earliest Event Reported May 3, 2007

                                 Thinkpath, Inc.
             (Exact name of Registrant as specified in its charter)

         Ontario                         001-14813               52-209027
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

            16 Four Seasons Place, Suite 215 Toronto, Ontario M9M 6E5
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (416) 622-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Company entered into an agreement (the "Agreement") with John Kennedy and Cecelia Kennedy (the "Holders") for the purpose of amending the Agreement and Plan of Merger dated June 29, 2006 by and among the Company, the Company's owned subsidiary Thinkpath, Inc. (the "Subsidiary"), an Ohio corporation, The Multitech Group, Inc. and the Holders. Pursuant to the Agreement, the Holders returned to the Company for cancellation, an aggregate of 4,065,820 shares of the Company's common stock, 595 shares of the Company's Preferred Stock and promissory notes in the aggregate amount of $475,788 (the "Original Notes"), all of which were issued in connection with the June 29, 2006 agreement. The Agreement also provided that it cancelled any payments previously due and payable to the Holders, including all penalties and obligations imposed upon the Company in relation to the Original Notes. In exchange for the cancellation, the Subsidiary issued the Holders a new note for $800,000 payable in 60 equal monthly installments commencing January 15, 2008. The new note bears interest at 6% per annum and is guaranteed by the Company and is secured by all of the Subsidiary and Company's assets. The Agreement was consummated on May 3, 2007 upon cancellation of the shares.

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(c) Exhibits

EXHIBIT
NUMBER DESCRIPTION
-------- -----------
4.2 Agreement by and among Thinkpath, Inc., Cecelia and John Kennedy and Thinkpath Inc., an Ohio corporation.
4.3  Promissory Note issued a favor of John and Cecelia Kennedy
4.4  Security Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THINKPATH, INC.


By: /s/ Declan French
------------------------------------
Declan French
Chief Executive Officer

Dated: May 9, 2007